Exhibit 99.1

LETTER OF TRANSMITTAL

OFFER TO EXCHANGE

10.875% Series A Cumulative Redeemable Preferred Shares

(CUSIP No. 75903M200)

of

Regional Health Properties, Inc.

for

12.5% Series B Cumulative Redeemable Preferred Shares

of

Regional Health Properties, Inc.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON        , 2023, UNLESS EXTENDED (SUCH DATE AND TIME FOR THE EXCHANGE OFFER, AS MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERED SHARES OF SERIES A PREFERRED STOCK (AS DEFINED BELOW) MAY NOT BE WITHDRAWN AFTER THE EXPIRATION DATE.

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

Continental Stock Transfer & Trust Company

1 State Street — 30th Floor

New York, NY 10004

Attention: Corporate Actions Department

Telephone: (917) 262-2378

THE INFORMATION AGENT FOR THE EXCHANGE OFFER IS:

Morrow Sodali LLC

333 Ludlow Street

5th Floor, South Tower

Stamford, CT 06902

Individuals call toll-free: (800) 662-5200

Banks and Brokers call collect: (203) 658-9400

Email: RHE@investor.morrowsodali.com

DELIVERY OF THIS LETTER TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY. PLEASE DO NOT DELIVER THIS LETTER OR SHARES OF SERIES A PREFERRED STOCK TO ANYONE OTHER THAN THE EXCHANGE AGENT.

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Capitalized terms used but not defined herein shall have the same meanings given to them in the Proxy Statement/Prospectus (as defined below).

The undersigned acknowledges that he or she has received the Proxy Statement/Prospectus dated , 2023 (as it may be supplemented and amended from time to time, the “Proxy Statement/Prospectus”), of Regional Health Properties, Inc., a Georgia corporation (the “Company,” “our,” “we,” and “us”), and this Letter of Transmittal (this “Letter”), which together constitute the Company’s offer to exchange (the “Exchange Offer”) any and all outstanding shares of its 10.875% Series A Cumulative Redeemable Preferred Shares (the “Series A Preferred Stock”) tendered in the Exchange Offer for newly issued shares of the Company’s 12.5% Series B Cumulative Redeemable Preferred Shares (the “Series B Preferred Stock”).

In exchange for each share of Series A Preferred Stock properly tendered (and not validly withdrawn) prior to 11:59 p.m., New York City time, on              , 2023 (such time and date, as the same may be extended, the “Expiration Date”) and accepted by us, participating holders of Series A Preferred Stock will receive one share of Series B Preferred Stock (the “Exchange Consideration”).

Holders that tender their shares of Series A Preferred Stock that are accepted for exchange will forfeit any claim to all accumulated and unpaid dividends on such shares of Series A Preferred Stock, regardless of when accumulated, whether before or after the date hereof and including any interest that may accumulate through the settlement date for the Exchange Offer.

The Exchange Offer will expire at the Expiration Date, unless extended or earlier terminated by us. Tendered shares of Series A Preferred Stock may be withdrawn at any time prior to the expiration of the Exchange Offer. In addition, you may withdraw any tendered shares of Series A Preferred Stock if we have not accepted them for exchange within 40 business days from the commencement of the Exchange Offer on              , 2023.

In addition to the Charter Amendment Conditions, the Series B Preferred Designation Condition and the Registration Statement Condition (each as defined in the Proxy Statement/Prospectus), the Exchange Offer is also conditioned on, among other things, that (i) there shall have not been instituted, threatened in writing or be pending any action or proceeding before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the Exchange Offer, that is, or is reasonably likely to be, in our reasonable judgment, materially adverse to our business, operations, properties, condition, assets, liabilities or prospects, or which would or might, in our reasonable judgment, prohibit, prevent, restrict or delay consummation of the Exchange Offer or materially impair the contemplated benefits to us (as set forth in the Proxy Statement/Prospectus in the section titled “The Exchange Offer—Reasons for the Exchange Offer”) of the Exchange Offer, (ii) no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our reasonable judgment, would or would be reasonably likely to prohibit, prevent, restrict or delay consummation of the Exchange Offer or materially impair the contemplated benefits to us of the Exchange Offer, or that is, or is reasonably likely to be, materially adverse to our business, operations, properties, condition, assets, liabilities or prospects, (iii) there shall have not occurred or be reasonably likely to occur any material adverse change to our business, operations, properties, condition, assets, liabilities, prospects or financial affairs and (iv) there shall have not occurred (a) any general suspension of, or limitation on prices for, trading in securities in U.S. securities or financial markets, (b) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States, (c) any limitation (whether or not mandatory) by any government or governmental, regulatory or administrative authority, agency or instrumentality, domestic or foreign, or other event that, in our reasonable judgment, would or would be reasonably likely to affect the extension of credit by banks or other lending institutions or (d) a natural disaster or the commencement or material worsening of a war, armed hostilities, act of terrorism, pandemic or other international or national calamity directly or indirectly involving the United States which, in our reasonable judgment, diminishes general economic activity to a degree sufficient to materially reduce demand for our business. See the section titled “The Exchange Offer—Conditions of the Exchange Offer” in the Proxy Statement/Prospectus for a complete description of the conditions of the Exchange Offer. We reserve the right to extend or terminate the Exchange Offer if any condition of the Exchange Offer is not satisfied and otherwise to amend the Exchange Offer in any respect.

This Letter is to be completed by holders of the Series A Preferred Stock (“Holders”) if tenders are not made in accordance with the procedures mandated by the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) set forth in the Proxy Statement/Prospectus in the section titled “The Exchange Offer—The Depository Trust Company Book-Entry Transfer Procedures.” The Company will accept shares of Series A Preferred Stock for exchange tendered pursuant to the Exchange Offer through ATOP only after the Exchange Agent identified on the first page of this Letter (the “Exchange Agent”) timely receives, prior to the Expiration Date, (i) a timely book-entry confirmation that such shares of Series A Preferred Stock have been transferred into the Exchange Agent’s account at DTC and (ii) a properly transmitted agent’s message. The term “agent’s message” means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, stating that DTC has received an express acknowledgement from the participant in DTC tendering shares of Series A Preferred Stock that such participant has received and agrees to be bound by the terms of the Exchange Offer and that the Company may enforce such agreement against the participant. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

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If a Holder of Series A Preferred Stock desires to tender its shares of Series A Preferred Stock for exchange pursuant to the Exchange Offer, but (i) the procedure for book-entry transfer cannot be completed on a timely basis, or (ii) time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date, the Holder can still tender its shares of Series A Preferred Stock according to the guaranteed delivery procedures set forth in the Proxy Statement/Prospectus in the section titled “The Exchange Offer—Guaranteed Delivery Procedures.”

The Company reserves the right, at any time, or from time to time, to extend the Exchange Offer and to amend any of the terms and conditions of the Exchange Offer at its discretion.

Please read this entire Letter and the Proxy Statement/Prospectus carefully before checking any box below. The instructions included in this Letter must be followed.

YOU MUST SIGN THIS LETTER IN THE APPROPRIATE SPACE PROVIDED BELOW, WITH SIGNATURE GUARANTEE IF REQUIRED.

The undersigned has completed the box below and signed this Letter to indicate the action the undersigned desires to take with respect to the Exchange Offer.

List in the table provided below the shares of Series A Preferred Stock to which this Letter relates. If the space provided below is inadequate, list the information requested above on a separate signed schedule and attach that schedule to this Letter.

TENDERING HOLDERS COMPLETE THIS BOX:

DESCRIPTION OF Series A Preferred STOCK (CUSIP NO. 75903M200)	1	2
Name(s) and Address(es) of Registered Holder(s)	Aggregate Number of Shares of Series A Preferred Stock	Number of Shares of Series A Preferred Stock Tendered*

*	Unless otherwise indicated in this column, a Holder will be deemed to have tendered ALL of its shares of Series A Preferred Stock indicated in column 1.

The names of the Holders should be printed exactly as they appear on the certificate(s) listing the Holder as the owner of such shares of Series A Preferred Stock in the DTC system.

IF TENDERED SHARES OF Series A Preferred STOCK ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE RELEVANT ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC, COMPLETE THE FOLLOWING:

Name of Tendering Institution	_______________________________________________________________________

Account Number	_____________________________	Transaction Code Number	_____________________________

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NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer (and if the Exchange Offer is extended or amended, the terms of any such extension or amendment), the undersigned hereby tenders to the Company the above described shares of Series A Preferred Stock in exchange for the Exchange Consideration. Subject to, and effective upon, the acceptance for exchange of the shares of Series A Preferred Stock tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to such shares of Series A Preferred Stock as are being tendered hereby.

The undersigned understands that the undersigned’s tender of shares of Series A Preferred Stock pursuant to any of the procedures described in the Proxy Statement/Prospectus and in the instructions hereto and acceptance thereof by the Company will constitute a binding agreement between the undersigned and the Company. By properly tendering any shares of Series A Preferred Stock, the undersigned understands that it will waive any right to receive accrued but unpaid dividends on such security.

The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the undersigned’s true and lawful agent and attorney-in-fact with respect to such shares of Series A Preferred Stock, with full power of substitution, among other things, to cause the shares of Series A Preferred Stock to be assigned, transferred and exchanged. The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the shares of Series A Preferred Stock and to acquire the Exchange Consideration issuable upon the exchange of such shares of Series A Preferred Stock and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same is accepted by the Company.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the shares of Series A Preferred Stock tendered hereby. All authority conferred or agreed to be conferred in this Letter and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in the Proxy Statement/Prospectus in the section titled “The Exchange Offer—Withdrawal Rights” and Instruction 8 below.

The undersigned hereby represents and warrants that it is not prohibited from selling to or otherwise doing business with “U.S. Persons” and “persons subject to the jurisdiction of the United States” by any of the regulations of the U.S. Department of Treasury Office of Foreign Assets Control, pursuant to 31 C.F.R. Chapter V, or any legislation or executive orders relating thereto.

THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED “TENDERING HOLDERS COMPLETE THIS BOX” ABOVE AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE SHARES OF SERIES A PREFERRED STOCK AS SET FORTH IN THE SECTIONS ABOVE.

Unless otherwise indicated herein in the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” below, please issue and deliver the Exchange Consideration issued in exchange for the shares of Series A Preferred Stock accepted for exchange, and return any shares of Series A Preferred Stock not tendered or not accepted, in the name(s) of the undersigned (or credit such shares of Series A Preferred Stock to the undersigned’s account at DTC, as applicable). If the Exchange Consideration is to be issued to a person other than the person(s) signing this Letter, or if the Exchange Consideration is to be deposited to an account different from the accounts of the person(s) signing this Letter, the appropriate boxes of this Letter should be completed. If shares of Series A Preferred Stock are surrendered by Holder(s) that have completed either the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” below, signature(s) on this Letter must be guaranteed (see Instruction 2). The undersigned recognizes that the Company has no obligation pursuant to the “Special Issuance Instructions” or “Special Delivery Instructions” to transfer or deliver any shares of Series A Preferred Stock from the name of the registered Holder(s) thereof if the Company does not accept for exchange any of the shares of Series A Preferred Stock so tendered for exchange.

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The undersigned understands that the delivery and surrender of the shares of Series A Preferred Stock are not effective, and the risk of loss of the shares of Series A Preferred Stock does not pass to the Exchange Agent, until receipt, prior to the Expiration Date, by the Exchange Agent of (i) a timely book-entry confirmation that shares of Series A Preferred Stock have been transferred into the Exchange Agent’s account at DTC and (ii) a properly completed and duly executed Letter and all other required documents or a properly transmitted agent’s message. All questions as to the form of all documents and the validity (including the time of receipt) and acceptance of tenders and withdrawals of shares of Series A Preferred Stock will be determined by the Company, in its sole discretion, which determination shall be final and binding.

SPECIAL ISSUANCE INSTRUCTIONS (See Instruction 3)	SPECIAL DELIVERY INSTRUCTIONS (See Instruction 3)

To be completed ONLY (i) if shares of Series A Preferred Stock in an amount not tendered, or Exchange Consideration issued in exchange for shares of Series A Preferred Stock accepted for exchange, are to be issued in the name of someone other than the undersigned or (ii) if shares of Series A Preferred Stock tendered by book-entry transfer that are not exchanged are to be returned by credit to an account maintained at DTC other than to the account indicated above.	To be completed ONLY if shares of Series A Preferred Stock in an amount not tendered, or Exchange Consideration issued in exchange for shares of Series A Preferred Stock accepted for exchange, are to be delivered to someone other than the registered Holder of the shares of Series A Preferred Stock whose name(s) appear(s) above, or such registered Holder at an address other than that shown above.

Issue ☐ Exchange Consideration to: ☐ unexchanged shares of Series A Preferred Stock to: (check as applicable)	Deliver ☐ Exchange Consideration to: ☐ unexchanged shares of Series A Preferred Stock to: (check as applicable)

Name(s)	Name(s)
(Please Type or Print)		(Please Type or Print)

(Please Type or Print)	(Please Type or Print)
Address	Address
(Including Zip Code)		(Including Zip Code)

Credit the following delivered by book-entry transfer to the DTC account set forth below. ☐ Exchange Consideration: ☐ unexchanged shares of Series A Preferred Stock: (check as applicable)	IMPORTANT: THIS LETTER OR A FACSIMILE HEREOF (TOGETHER WITH A BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.

(DTC Account Number, if applicable)

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PLEASE SIGN HERE

(TO BE COMPLETED BY ALL TENDERING HOLDERS)

, 2023

, 2023

(Signature(s) of Owners(s))	(Date)

Area Code and Telephone Number:

If a Holder is tendering any shares of Series A Preferred Stock, this Letter must be signed by the registered Holder(s) as the name(s) appear(s) on the certificate(s) for the shares of Series A Preferred Stock or by any person(s) authorized to become registered Holder(s) by endorsements and documents transmitted herewith. If the signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 2.

Name(s):

(Please Type or Print)
Capacity (full title):

Address:
(Including Zip Code)

Tax Identification or Social Security Number:

SIGNATURE GUARANTEE (If required by Instruction 2)
Signature(s) Guaranteed by an Eligible Institution:

(Title)

(Name and Firm)

Dated: _________________ , 2023

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INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. Delivery of this Letter; Guaranteed Delivery Procedures. This Letter is to be completed by Holders of Series A Preferred Stock if tenders are not made in accordance with the procedures mandated by DTC’s ATOP set forth in the Proxy Statement/Prospectus in the section titled “The Exchange Offer—The Depository Trust Company Book-Entry Transfer Procedures.” In the case of tenders through ATOP, the Company will accept shares of Series A Preferred Stock for exchange pursuant to the Exchange Offer only after the Exchange Agent timely receives, prior to the Expiration Date, (i) a timely book-entry confirmation that such shares of Series A Preferred Stock have been transferred into the Exchange Agent’s account at DTC and (ii) a properly transmitted agent’s message.

If a Holder of Series A Preferred Stock desires to tender its shares of Series A Preferred Stock for exchange pursuant to the Exchange Offer, but (i) the procedure for book-entry transfer cannot be completed on a timely basis, or (ii) time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date, the Holder can still tender its shares of Series A Preferred Stock if all the following conditions are met:

(i)	the tender is made by or through a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (an “Eligible Institution”);

(ii)	the Exchange Agent receives by hand, mail, overnight courier, facsimile or electronic mail transmission, prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery in the form attached as an exhibit to the registration statement of which the Proxy Statement/Prospectus is a part, with signatures guaranteed by an Eligible Institution; and

(iii)	a confirmation of a book-entry transfer into the Exchange Agent’s account at DTC of all shares of Series A Preferred Stock delivered electronically, together with this properly completed and duly executed Letter with any required signature guarantees (or, in the case of a book-entry transfer, an agent’s message in accordance with ATOP), and any other documents required by this Letter, must be received by the Exchange Agent within two days that the NYSE American LLC is open for trading after the date the Exchange Agent receives such Notice of Guaranteed Delivery.

THE METHOD OF DELIVERY OF THIS LETTER AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

The delivery of the shares of Series A Preferred Stock and all other required documents will be deemed made only when confirmed by the Exchange Agent.

See the section titled “The Exchange Offer” in the Proxy Statement/Prospectus.

2. Signatures on this Letter; Assignments and Endorsements; Guarantee of Signatures. If this Letter is signed by the registered Holder of the shares of Series A Preferred Stock tendered hereby, the signature must correspond exactly with the name as it appears on a security position listing the Holder as the owner of such shares of Series A Preferred Stock in the DTC system without any change whatsoever.

If any tendered shares of Series A Preferred Stock are owned of record by two or more joint owners, all of such owners must sign this Letter.

If any tendered shares of Series A Preferred Stock are registered in different names, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are different registrations.

When this Letter is signed by the registered Holder(s) of the shares of Series A Preferred Stock specified herein and tendered hereby, no separate assignments of shares are required. If, however, the Exchange Consideration is to be issued to a person other than the registered Holder, then separate assignments of shares are required.

If this Letter or any assignments of shares are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

Signatures on assignments of shares required by this Instruction 2 must be guaranteed by an Eligible Institution.

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Signatures on this Letter need not be guaranteed by an Eligible Institution, provided the shares of Series A Preferred Stock are tendered: (i) by a registered Holder of shares of Series A Preferred Stock (including any participant in the DTC system whose name appears on a security position listing as the Holder of such shares of Series A Preferred Stock) who has not completed the box entitled either “Special Issuance Instructions” or “Special Delivery Instructions” on this Letter; or (ii) for the account of an Eligible Institution.

3. Special Issuance and Delivery Instructions. If Exchange Consideration and/or unexchanged shares of Series A Preferred Stock are to be issued in the name of a person other than the signer of this Letter, or if Exchange Consideration and/or unexchanged shares of Series A Preferred Stock are to be sent to someone other than the signer of this Letter or to an address other than that of the signer of this Letter, the appropriate boxes on this Letter should be completed. Certificates for shares of Series A Preferred Stock not exchanged will be returned by mail or, if tendered by book-entry transfer, by crediting the account indicated by the signer maintained at DTC. If no such instructions are given, such shares of Series A Preferred Stock not exchanged will be credited to the proper account maintained at DTC. In the case of issuance in a different name, the employer identification or social security number of the person named must also be indicated.

4. Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the transfer of shares of Series A Preferred Stock to it or its order pursuant to the Exchange Offer, provided that such transfer taxes will not be considered to include income taxes, franchise taxes, or any other taxes that are not occasioned solely by the transfer of the shares of Series A Preferred Stock. If, however, any shares of Series A Preferred Stock not tendered or accepted for exchange are to be delivered to, or issued in the name of, any person other than the registered Holder of such Series A Preferred Stock, any shares are to be delivered to, or issued in the name of, any person other than the registered Holder of the Series A Preferred Stock tendered hereby, or if tendered shares of Series A Preferred Stock are registered in the name of any person other than the person signing this Letter, or if a transfer tax is imposed for any reason other than the exchange of shares of Series A Preferred Stock pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering Holder.

5. Waiver of Conditions. The Company reserves the absolute right to waive satisfaction of any or all conditions enumerated in the Proxy Statement/Prospectus; however, the Charter Amendment Conditions, the Series B Preferred Designation Condition and the Registration Statement Condition may not be waived.

6. No Conditional Tenders. No alternative, conditional, irregular or contingent tenders will be accepted. All tendering Holders of Series A Preferred Stock, by execution of this Letter, shall waive any right to receive notice of the acceptance of their shares of Series A Preferred Stock for exchange.

Neither the Company, the Exchange Agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of shares of Series A Preferred Stock nor shall any of them incur any liability for failure to give any such notice.

7. Partial Tenders. If less than all the shares of Series A Preferred Stock evidenced by any certificates submitted (including via DTC) are to be tendered, fill in the number of shares of Series A Preferred Stock that are to be tendered in the box entitled “Tendering Holders Complete this Box.” In such case, new certificate(s) for the remainder of the shares of Series A Preferred Stock that were evidenced by your old certificate(s) will only be sent to the Holder of the shares of Series A Preferred Stock (unless the box entitled “Special Delivery Instructions” is checked) promptly after the expiration of the Exchange Offer. All shares of Series A Preferred Stock represented by certificates delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

8. Withdrawal Rights. Tenders of shares of Series A Preferred Stock may be withdrawn (i) at any time prior to the Expiration Date or (ii) if not previously returned by the Company, after 40 business days from the commencement of the Exchange Offer if the Company has not accepted the tendered shares of Series A Preferred Stock for exchange by that date. You may also validly withdraw shares of Series A Preferred Stock that you tender if the related Exchange Offer is terminated without any shares of Series A Preferred Stock being accepted or as required by applicable law. If such termination occurs, the shares of Series A Preferred Stock will be returned to the tendering Holder promptly.

For a withdrawal of a tender of shares of Series A Preferred Stock to be effective, a written notice of withdrawal, sent by facsimile transmission, receipt confirmed by telephone, or letter, or a computer-generated notice of withdrawal transmitted by DTC on behalf of the Holder in accordance with the standard operating procedure of DTC, must be received by the Exchange Agent at the address set forth above prior to the Expiration Date or after 40 business days from the commencement of the Exchange Offer if the Company has not accepted the tendered shares of Series A Preferred Stock for exchange by that date. Any such notice of withdrawal must (i) specify the name of the Holder that tendered the shares of Series A Preferred Stock to be withdrawn (or, if tendered by book-entry transfer, the name of the DTC participant holding such shares on the books of DTC), (ii) identify the shares of Series A Preferred Stock to be withdrawn, (iii) specify the number of shares of Series A Preferred Stock to be withdrawn, (iv) include a statement that the Holder is withdrawing its election to have the shares of Series A Preferred Stock exchanged, (v) be signed by the Holder in the same manner as the original signature on this Letter by which the shares of Series A Preferred Stock were tendered or as otherwise described above, including any required signature guarantees, and (vi) specify the name in which any of the shares of Series A Preferred Stock are to be registered, if different from that of the person that tendered the shares of Series A Preferred Stock (or, in the case of shares tendered by book-entry, the name and account number of the DTC participant to be credited with the withdrawn shares).

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A Holder who validly withdraws previously tendered shares of Series A Preferred Stock prior to the Expiration Date and does not validly re-tender shares of Series A Preferred Stock prior to such Expiration Date will not receive the Exchange Consideration. A Holder of shares of Series A Preferred Stock who validly withdraws previously tendered shares of Series A Preferred Stock prior to the Expiration Date and validly re-tenders shares of Series A Preferred Stock prior to such Expiration Date will receive the Exchange Consideration. If the shares of Series A Preferred Stock to be withdrawn have been delivered or otherwise identified to the Exchange Agent, a signed notice of withdrawal is effective immediately upon receipt by the Exchange Agent of written or facsimile transmission of the notice of withdrawal (or receipt of a request via DTC) even if physical release is not yet effected. A withdrawal of shares of Series A Preferred Stock can only be accomplished in accordance with the foregoing procedures. The Company will have the right, which it may waive, to reject the defective withdrawal of shares of Series A Preferred Stock as invalid and ineffective. If the Company waives its rights to reject a defective withdrawal of shares of Series A Preferred Stock, subject to the other terms and conditions set forth in this Letter and in the Proxy Statement/Prospectus, the Holder’s shares of Series A Preferred Stock will be withdrawn and the Holder will not be entitled to the Exchange Consideration. If the Holder withdraws its shares of Series A Preferred Stock, the Holder will have the right to re-tender them prior to the Expiration Date in accordance with the procedures described above and in the Proxy Statement/Prospectus for tendering outstanding shares of Series A Preferred Stock.

9. Irregularities. The Company will determine, in its sole discretion, all questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tender of shares of Series A Preferred Stock, which determination shall be final and binding on all parties. The Company reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance of which, or exchange for which, may, in the view of counsel to the Company, be unlawful. The Company also reserves the absolute right, subject to applicable law, to waive certain of the conditions of the Exchange Offer set forth in the Proxy Statement/Prospectus in the section titled “The Exchange Offer—Conditions of the Exchange Offer,” or any conditions or irregularities in any tender of shares of Series A Preferred Stock of any particular Holder whether or not similar conditions or irregularities are waived in the case of other Holders. The Company’s interpretation of the terms and conditions of the Exchange Offer (including this Letter and the instructions hereto) will be final and binding. No tender of shares of Series A Preferred Stock will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, any affiliates or assigns of the Company, the Exchange Agent, nor any other person shall be under any duty to give notification of any irregularities in tenders or incur any liability for failure to give such notification.

10. Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering may be directed to the Information Agent or the Exchange Agent at the addresses and telephone numbers indicated above. Requests for additional copies of the Proxy Statement/Prospectus, this Letter and other related documents may be directed to the Information Agent or the Exchange Agent.

11. Tax Identification Number; Backup Withholding. Under U.S. federal income tax laws, consideration paid with respect to the Exchange Offer or the Series B Preferred Stock may be subject to backup withholding (at a rate of 24%). Generally, such payments may be subject to backup withholding if the holder fails to provide its taxpayer identification number (“TIN”) or certification of exempt status or has been notified by the Internal Revenue Service (the “IRS”) that payments to it are subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against a holder’s U.S. federal income tax liability and may entitle a holder to a refund, provided that it furnishes the required information to the IRS on a timely basis.

To avoid backup withholding, a U.S. holder (as defined in the Proxy Statement/Prospectus) should notify the Exchange Agent of its correct TIN by completing an IRS Form W-9 and certifying on such IRS Form W-9 that the TIN provided is correct (or that the holder is awaiting a TIN). In addition, a U.S. holder is required to certify on IRS Form W-9 that the holder is not subject to backup withholding because (i) the holder is exempt from backup withholding, (ii) the holder has not been notified by the IRS that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified the holder that the holder is no longer subject to backup withholding. If the U.S. holder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such U.S. holder should write “Applied For” in the space provided for the TIN in Part I of IRS Form W-9, and sign and date the IRS Form W-9. If “Applied For” is written in Part I and the Exchange Agent is not provided with a TIN by the time of payment, the Exchange Agent will withhold 24% from the Exchange Consideration. If the Exchange Agent is provided with an incorrect TIN or the holder makes false statements resulting in no backup withholding, the holder may be subject to penalties imposed by the IRS.

To prevent backup withholding, a non-U.S. holder (as defined in the Proxy Statement/Prospectus) should (i) submit a properly completed IRS Form W-8 BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 to the Exchange Agent, certifying under penalties of perjury to the holder’s foreign status or (ii) otherwise establish an exemption. IRS Forms W-8 may be obtained on the web at www.irs.gov.

NOTE: FAILURE TO COMPLETE AND RETURN AN IRS FORM W-9 (OR, IF YOU ARE NOT A U.S. PERSON, THE APPLICABLE IRS FORM W-8) MAY RESULT IN BACKUP WITHHOLDING TAX ON CONSIDERATION PAID TO YOU PURSUANT TO THE EXCHANGE OFFER, AS WELL AS WITH RESPECT TO THE SERIES B PREFERRED STOCK.

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THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

Continental Stock Transfer & Trust Company

1 State Street — 30th Floor

New York, NY 10004

Attention: Corporate Actions Department

Telephone: (917) 262-2378

THE INFORMATION AGENT FOR THE EXCHANGE OFFER IS:

Morrow Sodali LLC

333 Ludlow Street

5th Floor, South Tower

Stamford, CT 06902

Individuals call toll-free: (800) 662-5200

Banks and Brokers call collect: (203) 658-9400

Email: RHE@investor.morrowsodali.com

Additional copies of the Proxy Statement/Prospectus, this Letter or other Exchange Offer materials may be obtained from the Information Agent or the Exchange Agent and will be furnished at our expense. Questions and requests for assistance regarding the tender of your securities should be directed to the Information Agent or the Exchange Agent.

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